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                                                                       EXHIBIT n

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Calamos Strategic Total Return Fund:

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-111756 of Calamos Strategic Total Return Fund on Form N-2 of our report dated March 23, 2004, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information, which is also part of such Registration Statement.

DELOITTE & TOUCHE LLP /S/
Chicago, Illinois
March 23, 2004